UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2023

Jacobs Solutions Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7463	88-1121891
(State or other jurisdiction of incorporation or organization)	(SEC File No.)	(I.R.S. Employer Identification No.)

1999 Bryan Street	Suite 3500	Dallas	Texas	75201
(Address of principal executive offices)				(Zip Code)

Registrant’s telephone number (including area code): (214) 583-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $1 par value	J	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 16, 2023, Jacobs Engineering Group Inc. (“JEGI”), a wholly-owned subsidiary of Jacobs Solutions Inc. (the “Company”), completed an offering of $500,000,000 aggregate principal amount of its 5.900% Sustainability-Linked Senior Notes due 2033 (the “Notes”). The Notes are fully and unconditionally guaranteed by the Company (the “Guarantee”). The Notes and the Guarantee were offered pursuant to a prospectus supplement, dated February 13, 2023, to the prospectus dated February 6, 2023, that forms a part of the Company and JEGI’s automatic shelf registration statement on Form S-3ASR (File Nos. 333-269605 and 333-269605-01) previously filed with the Securities and Exchange Commission.

The Notes and the Guarantee were issued pursuant to an indenture, dated as of February 16, 2023 (the “Base Indenture”), among JEGI, the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as supplemented by the first supplemental indenture, dated February 16, 2023, among JEGI, the Company and the Trustee (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

Interest on the Notes is payable semi-annually in arrears on each March 1 and September 1, commencing on September 1, 2023, until maturity. The Notes will bear interest at 5.900% per annum (the “Initial Interest Rate”) and will mature on March 1, 2033. During fiscal year 2022, the Company entered into two treasury lock agreements with a total notional value of $500.0 million to manage its expected interest rate exposure in anticipation of issuing up to $500 million of fixed rate debt. The transaction effectively locked in an approximate fixed treasury benchmark interest rate of 2.72%. On February 13, 2023, the Company unwound these treasury lock agreements resulting in a net gain of $37.4 million, before tax, which will be amortized to interest expense over the term of the Notes. Taking into account this treasury lock, the effective annual interest rate associated with the Notes is 4.9956%.

From and including September 1, 2028 (the “First Step Up Date”), the interest rate payable on the Notes will be increased by an additional 12.5 basis points to 6.025% per annum (the “First Step Up Interest Rate”) unless the Company notifies the Trustee on or before the date that is 15 days prior to the First Step Up Date that the Percentage of Gender Diversity Performance Target (as defined in the First Supplemental Indenture) has been satisfied and receives a related assurance letter verifying such compliance. From and including September 1, 2030 (the “Second Step Up Date”) the interest rate payable on the Notes will be increased by 12.5 basis points to (x) 6.150% per annum if the First Step Up Interest Rate was in effect immediately prior to the Second Step Up Date or (y) 6.025% per annum if the Initial Interest Rate was in effect immediately prior to the Second Step Up Date, unless the Company notifies the Trustee on or before the date that is 15 days prior to the Second Step Up Date that the GHG Emissions Performance Target (as defined in the First Supplemental Indenture) has been satisfied and receives a related assurance letter verifying such compliance.

Prior to December 1, 2032 (the “Par Call Date”), JEGI may redeem the Notes at its option, in whole or in part, at any time and from time to time, at the redemption price calculated by JEGI (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed, assuming that such Notes matured on the Par Call Date, discounted to the redemption date on a semiannual basis (assuming a 360-day year of twelve 30-day months), at the Treasury Rate (as defined in the First Supplemental Indenture) plus 35 basis points, less (b) interest accrued to the redemption date, and (2) 100% of the principal amount of such Notes to be redeemed, plus, in either case, accrued and unpaid interest on the Notes, if any, to, but excluding, the redemption date.

At any time and from time to time on or after the Par Call Date, JEGI may redeem the Notes, at its option, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

The Notes are JEGI’s senior unsecured obligations and will rank equally in right of payment with all of JEGI’s existing and future senior unsecured indebtedness, rank senior in right of payment to all of JEGI’s future subordinated indebtedness and be subordinated to all of JEGI’s future secured indebtedness, if any, and liabilities of its subsidiaries. The Guarantee will be the Company’s senior unsecured obligation and will rank equally in right of payment with all of the Company’s existing and future senior unsecured indebtedness, rank senior in right of payment to all of the Company’s future subordinated indebtedness and be subordinated to all of the Company’s future secured indebtedness, if any, and liabilities of its subsidiaries.

The Base Indenture provides for the issuance of senior debt securities and related guarantees by either of the Company or JEGI from time to time. The Indenture contains covenants that limit the Company and JEGI’s ability to, among other things, incur certain indebtedness secured by liens, engage in certain sale and leaseback transactions, and enter into certain consolidations, mergers, conveyances, transfers or leases of all or substantially all of their respective assets.

Subject to certain limitations, in the event of the occurrence of both (1) a change of control and (2) a downgrade of the Notes below investment grade rating by both Moody’s Investors’ Services, Inc. and Standard & Poor’s Ratings Services within a specified time period, JEGI will be required to make an offer to purchase the Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to, but not including, the date of repurchase.

The foregoing description of the issuance of the Notes and the Guarantee and the terms thereof does not purport to be complete and is qualified in its entirety by reference to the Base Indenture and the First Supplemental Indenture, attached hereto as Exhibits 4.1 and 4.2, respectively, and incorporated herein by reference. The form of Notes and the form of Guarantee, which are included as part of the First Supplemental Indenture, are filed as Exhibit 4.3, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Off-Balance Sheet Arrangement of a Registrant.

Information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

Underwriting Agreement

In connection with the offering of the Notes and the Guarantee, on February 13, 2023, JEGI, the Company and BofA Securities, Inc., Wells Fargo Securities, LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein (together, the “Underwriters”), entered into an underwriting agreement (“Underwriting Agreement”). A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1, and is incorporated herein by reference.

JEGI expects to receive net proceeds from the sale of the Notes and the Guarantee of approximately $494 million, after deducting the underwriting discount and expenses. JEGI intends to use the net proceeds of this offering to repay a portion of the amounts outstanding under its long-term revolving credit agreement.

An opinion regarding the legality of the Notes and the Guarantee is filed as Exhibit 5.1 hereto, and is incorporated by reference into the Registration Statement, and the consent relating to the incorporation of such opinion is incorporated by reference into the Registration Statement and is filed as Exhibit 23.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of February 13, 2023, among JEGI, the Company and BofA Securities, Inc., Wells Fargo Securities, LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein.

4.1	Indenture, dated as of February 16, 2023, among JEGI, the Company and the Trustee.

4.2	First Supplemental Indenture, dated as of February 16, 2023, among JEGI, the Company and the Trustee.

4.3	Form of the Notes, including the Guarantee (included as part of Exhibit 4.2).

5.1	Opinion of Sullivan & Cromwell LLP regarding the validity of the Notes and the Guarantee.

23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jacobs Solutions Inc.
Dated: February 16, 2023

	By:	/s/ Kevin C. Berryman
Kevin C. Berryman
President and Chief Financial Officer (Principal Financial Officer)